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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Metromedia Fiber Network, Inc. on Form S-3 of our report with respect to AboveNet Communications, Inc. dated July 28, 1999 (September 8, 1999 as Note 17), appearing in the Prospectus which is part of the Registration Statement on Form S-4 (Registration No. 333-49684) of Metromedia Fiber Network, Inc. dated January 26, 2001.

         We also consent to the reference to us under the heading "Experts" in this Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Jose, California
October 9, 2001